UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) was held on December 11, 2019 at the offices of the Company, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. The following actions were taken at the Annual Meeting:

1. The six nominees (listed below) for election to the Company’s Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal, based upon the following votes:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Dr. Irit Arbel	4,927,351	519,433	N/A	N/A	9,915,317
Dr. June S. Almenoff	5,385,382	61,402	N/A	N/A	9,915,317
Dr. Anthony Polverino	4,971,260	475,524	N/A	N/A	9,915,317
Chen Schor	4,452,712	994,072	N/A	N/A	9,915,317
Malcolm Taub	4,956,286	490,498	N/A	N/A	9,915,317
Uri Yablonka	5,363,154	83,630	N/A	N/A	9,915,317

2. The proposal to ratify the appointment of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the Company’s current fiscal year was approved, based upon the following votes:

Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
15,229,314	N/A	28,609	104,178	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: December 11, 2019	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President